UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 1, 2016

Bay Bancorp, Inc.

(Exact name of registrant as specified in its charter)

Maryland	000-23090	52-1660951
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(IRS Employer Identification No.)

7151 Columbia Gateway Drive, Suite A, Columbia, MD		21046
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (410) 737-7401

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On February 1, 2016, Bay Bancorp, Inc. (the “Company”), Hopkins Bancorp, Inc. (“Hopkins”), and Alvin M. Lapidus amended their previously-announced Agreement and Plan of Merger, dated as of December 18, 2015 (the “Parent Merger Agreement”), to increase, from $400,000 to $625,000, the aggregate amount of all bonuses that Hopkins and its affiliated companies may, subject to any required regulatory approval, pay to their directors and employees prior to the merger of Hopkins with and into the Company. The other material terms of the Parent Merger Agreement were summarized in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 21, 2015. A copy of the parties’ First Amendment to Agreement and Plan of Merger, dated as of February 1, 2016, is filed herewith as Exhibit 2.1.

Item 2.02. Results of Operation and Financial Condition.

On February 1, 2016, the Company issued a press release describing its financial results for the three- and twelve-month periods ended December 31, 2015. A copy of the press release is furnished herewith as Exhibit 99.1.

The information contained in this Item 2.02 and in Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.

(d)   Exhibits.

The exhibits filed or furnished with this report are listed in the Exhibit Index which immediately follows the signatures hereto, which Exhibit Index is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BAY BANCORP, INC.

Dated: February 1, 2016	By:	/s/ Joseph J. Thomas
Joseph J. Thomas
President & CEO

EXHIBIT INDEX

Exhibit No.	Description

2.1	First Amendment to Agreement and Plan of Merger, dated as of February 1, 2016,

99.1	Press release dated February 1, 2016 (furnished herewith)